                         FIFTH AMENDMENT TO CREDIT AGREEMENT


     This Amendment is made as of the ____ day of __________, 1997, by and between CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                      Recitals

     The Borrower and the Lender have entered into the Credit and Security Agreement dated as of April 14, 1995, as amended by that certain First Amendment to Credit Agreement dated as of September 19, 1996, as amended by that certain Second Amendment to Credit Agreement dated as of February 12, 1997, as amended by that certain Third Amendment to Credit Agreement dated August 4, 1997, as amended by that certain Fourth Amendment to Credit Agreement dated November 12, 1997 (collectively, the "Credit Agreement").

     The Lender has agreed to make certain loan advances to the Borrower and to issue or cause to be issued certain letters of credit for the account of the Borrower pursuant to the terms and conditions set forth in the Credit Agreement.

     The loan advances under the Credit Agreement are evidenced by the Borrower's promissory note dated as of April 14, 1995, in the maximum principal amount of $9,500,000.00 and payable to the order of the Lender (the "Note").

     All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents"). Michael L. Hartzmark ("Hartzmark") has entered into that certain Support Agreement with the Borrower and the Lender dated as of April 14, 1995.

     The Borrower has requested that certain amendments be made to the Credit Agreement which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                                     Agreements

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2.   The Credit Agreement is hereby amended as follows:

          (a) The definition of Borrowing Base is hereby deleted in its entirety and replaced as follows:

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

               Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

               (i)   the Commitment, or

               (ii) the sum of

                    (A)       75% of Eligible Accounts, plus

                    (B) The lesser of (x) the sum of the following percentages of various classes of Eligible Inventory; (i) 55% of Raw Materials Inventory; and (ii) 55% of Current Finished Goods Inventory; or (y) $4,500,000.00, plus

                    (C) An overadvance (the "Overadvance") in an amount not to exceed $775,000.00, which Overadvance shall be reduced to $0.00 on January 24, 1998, at which time no Overadvance shall exist.

          (b) Sections 2.8(a) and 2.8(b) are hereby deleted in their entirety, and the Lender hereby waives the prepayment and line reduction fees contained in Sections 2.8(a) and 2.8(b) of the Credit Agreement. The Obligations may be prepaid and the Commitment may be reduced without payment of the Applicable Percentage of the Commitment.

     3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. The Borrower agrees to pay the Lender, on demand, a fully earned, non-refundable overadvance fee in the amount of $250.00 per day in consideration of the execution by the Lender of this Amendment.

     5. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Acknowledgment and Agreement of Hartzmark set forth at the end of this Amendment, duly executed by Hartzmark.

          (b) The Guaranty of Sidney Dworkin, Doris Dworkin, Lee Hartzmark and Dolores Hartzmark, executed and acknowledged to and for the benefit of Lender.

          (c) Evidence satisfactory to Lender that Sidney Dworkin, Lee Hartzmark, Mark Schwartz, and Harry Schwartz have, in the aggregate, contributed an additional $500,000.00 in shareholder funding to Borrower on or after December 24, 1997.


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

          (d) Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of April 14, 1995 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and
(iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of April 14, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

     6.   The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not
(i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or bylaws of the Borrower, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. Except as specifically set forth herein, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default or Default Period under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.


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

     9. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     10. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 4 hereof.

     11. This Amendment and the Acknowledgment and Agreement of Hartzmark may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                  CRAGAR INDUSTRIES, INC., a Delaware
                                    corporation



                                  By
                                     -------------------------------------

                                    Its
                                        ----------------------------------


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

                                  NORWEST BUSINESS CREDIT, INC., a
                                    Minnesota corporation



                                  By
                                     -------------------------------------

                                    Its
                                        ----------------------------------


                      ACKNOWLEDGMENT AND AGREEMENT OF HARTZMARK


     The undersigned, Michael L. Hartzmark, having entered into that certain Support Agreement dated as of April 14, 1995, with Cragar Industries, Inc. (the "Borrower") and Norwest Business Credit, Inc. (the "Lender"), hereby
(i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of said Support Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under said Support Agreement.



                                  ----------------------------------------
                                  Michael L. Hartzmark



                                       5